As filed with the Securities and Exchange Commission on May 26, 2016

Registration No. 333-__________
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0694077
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 Ultimate Way
Weston, FL  33326
(Address, including Zip Code, of
Registrant's Principal Executive Offices)

The Ultimate Software Group, Inc.
Amended and Restated 2005 Equity and Incentive Plan
(Full title of the plan)

Mitchell K. Dauerman
Executive Vice President,
Chief Financial Officer and Treasurer
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL  33326
(954) 331-7000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,090,000 shares	$198.475	$216,337,750	$21,785.21

(1)
This Registration Statement covers 1,090,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Ultimate Software Group, Inc. (the “Registrant”) that are being registered pursuant to The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan, as amended (the “Amended and Restated Plan”). These shares of Common Stock reflect an increase of 1,090,000 shares of Common Stock authorized under the Amended and Restated Plan. This Registration Statement shall also cover a presently indeterminable number of additional shares of Common Stock which may become issuable under the Amended and Restated Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ on May 25, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering 1,090,000 additional shares of Common Stock of the Registrant to be issued in satisfaction of awards granted pursuant to the Amended and Restated Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement, Registration No. 333-183984, as filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2012, the contents of the Registrant's previously filed Form S-8 Registration Statement, Registration No. 333-161201, as filed with the SEC on August 10, 2009, the contents of the Registrant's previously filed Form S-8 Registration Statement, Registration No. 333-142972, as filed with the SEC on May 15, 2007, and the contents of the Registrant’s previously filed Form S-8 Registration Statement, Registration No. 333-125076, as filed with the SEC on May 19, 2005, in each case, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof or otherwise, are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference herein:

(a.) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including portions of the Registrant's Proxy Statement for its 2016 annual meeting of stockholders filed with the SEC on April 6, 2016 to the extent specifically incorporated by reference in such Form 10-K), which includes audited financial statements for the Registrant's latest fiscal year.

(b.) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c.) The description of the Registrant's Common Stock contained in the Registrant's Statement on Form 8-A, filed May 27, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions.

Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number		Description
5.1	-	Opinion of Stroock & Stroock & Lavan LLP as to legality of securities being registered
23.1	-	Consent of KPMG LLP
23.2	-	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)
99.1	-	The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Form 8-K filed with the SEC on May 17, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, Florida, on this 26 day of May, 2016.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer (Authorized Signatory and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott Scherr	President, Chief Executive Officer and Chairman of the Board	May 26, 2016
Scott Scherr

/s/ Mitchell K. Dauerman	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 26, 2016
Mitchell K. Dauerman

/s/ Marc D. Scherr	Vice Chairman of the Board and Chief Operating Officer	May 26, 2016
Marc D. Scherr

/s/ James A. FitzPatrick, Jr.	Director	May 26, 2016
James A. FitzPatrick, Jr.

/s/ LeRoy A. Vander Putten	Director	May 26, 2016
LeRoy A. Vander Putten

/s/ Rick Wilber	Director	May 26, 2016
Rick Wilber

/s/ Robert A. Yanover	Director	May 26, 2016
Robert A. Yanover

/s/ Alois T. Leiter	Director	May 26, 2016
Alois T. Leiter

Index to Exhibits

Exhibit Number		Description
5.1	-	Opinion of Stroock & Stroock & Lavan LLP as to legality of securities being registered
23.1	-	Consent of KPMG LLP
23.2	-	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)
99.1	-	The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Form 8-K filed with the SEC on May 17, 2016)